SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement        [ ]  Confidential,   for   Use  of  the
                                             Commission Only
                                             (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14-11(c) or Section 240.14a-12

                                   FILING BY:
                              YOUNG & RUBICAM INC.
                (Name of Registrant as Specified in Its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                     [YOUNG & RUBICAM INC. LOGO]
                                                             285 Madison Avenue
                                                        New York, New York 10017



                                                                  April 9, 1999


Fellow Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Young & Rubicam Inc. on May 14, 1999, at 10:00 a.m., New York time, at the Sheraton Hotel & Towers, Executive Conference Center, 811 Seventh Avenue, New York, New York.

     This Proxy Statement contains details on the meeting. You will also find an enclosed Proxy Card to register your vote on important business matters.

     We hope you will be able to attend. Thank you for your continued support.


                                            Cordially,


                                            Peter A. Georgescu
                                            Chairman of the Board



YOUR VOTE IS IMPORTANT. YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                              YOUNG & RUBICAM INC.
                               285 MADISON AVENUE
                            NEW YORK, NEW YORK 10017

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 1999


To the Stockholders of
Young & Rubicam Inc.:

     You are cordially invited to attend the Annual Meeting of Stockholders of Young & Rubicam Inc., a Delaware corporation, which will be held on May 14, 1999, at 10:00 a.m., New York time, at the Sheraton Hotel & Towers, Executive Conference Center, 811 Seventh Avenue, New York, New York.

     The purposes of the Annual Meeting are:

          (1) To elect three (3) Class I Directors, each to serve for a term expiring at the Annual Meeting of Stockholders in 2002 and until his successor is duly elected and qualified;

          (2) To ratify and approve the Company's 1997 Incentive Compensation Plan (as more fully set forth in the attached Proxy Statement);

          (3) To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 1999; and

          (4) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     A copy of the Company's Annual Report to Stockholders, Proxy and Proxy Statement are being mailed together with this notice.

     Only stockholders of record at the close of business on March 26, 1999 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. You may vote in person or by Proxy. Mailing your completed Proxy will not prevent you from voting in person at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder for any purpose germane to the Annual Meeting for a period of at least ten days prior to the date of the Annual Meeting. Such list shall be available, during normal business hours, at the Company's principal executive offices at 285 Madison Avenue, New York, New York, care of Investor Relations.

     You are cordially invited to attend the Annual Meeting. It is important to you and to the Company that your shares be voted at the Annual Meeting.


                                             By Order of the Board of Directors,


                                             Stephanie W. Abramson, Secretary


April 9, 1999

                                IMPORTANT NOTICE

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT CAREFULLY AND THEN TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER SET FORTH IN THE PROXY STATEMENT.

                              YOUNG & RUBICAM INC.

                              ------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 1999

     This Proxy Statement and the accompanying proxy materials are being furnished to you as a stockholder of Young & Rubicam Inc., a Delaware corporation, in connection with the solicitation of Proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders. This Annual Meeting will be held at the Sheraton Hotel & Towers, Executive Conference Center, 811 Seventh Avenue, New York, New York, on May 14, 1999, at 10:00 a.m., New York time. A Proxy for the Annual Meeting is enclosed. The Proxy Statement and the accompanying Proxy materials, together with a copy of the Company's Annual Report to Stockholders for the year ended December 31, 1998, are first being sent to stockholders on or about April 9, 1999.

     At the Annual Meeting, you will be asked:

     o to consider and vote upon the election of three (3) Class I Directors of the Company;

     o    to ratify and approve the Company's 1997 Incentive Compensation Plan;

     o to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 1999; and

     o to consider and vote upon any other business that may properly come before the Annual Meeting.

     The principal executive offices of the Company are located at 285 Madison Avenue, New York, New York 10017, and its telephone number at that address is
(212) 210-3000.

     The date of this Proxy Statement is April 9, 1999.

YOUR VOTE IS IMPORTANT. YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                          VOTING PROCEDURES AND PROXIES

VOTING RIGHTS

     Each holder of record of the Company's common stock, par value $.01 per share (the "Common Stock"), on the Record Date (March 26, 1999) is entitled to notice of and to vote at the Annual Meeting. Each holder of record will be entitled to one vote for each share held on all matters to come before the Annual Meeting of Stockholders. At the close of business on the Record Date, there were outstanding 66,521,003 shares of Common Stock (excluding shares held by the Company in treasury). There were also 87 shares of Money Market Preferred Stock outstanding on the Record Date, which are entitled to one-tenth of one vote per share. A quorum (the presence, in person or by Proxy, of stockholders holding shares of Common Stock constituting a majority of the issued and outstanding Common Stock and entitled to vote at the Annual Meeting) is required to vote upon proposals at the Annual Meeting. Assuming a quorum is present, a plurality of votes present at the Annual Meeting is required to elect the nominees for Director, meaning that the Director nominees with the most affirmative votes will be elected. The affirmative vote of a majority of votes cast at the Annual Meeting is required to approve each other matter. With respect to the election of Directors, only shares that are voted in favor of a particular Director nominee will be counted towards achievement of a plurality; where a stockholder properly withholds authority to vote for a particular Director nominee, such shares will not be counted towards such nominee's or any other nominee's achievement of plurality. With respect to the other proposals to be voted upon: (i) if a stockholder abstains from voting on a proposal, such shares are considered present at the meeting for quorum purposes but they will not have the effect of either an affirmative or negative vote and (ii) under Delaware law, shares registered in the names of brokers or other "street name" nominees for which proxies are voted on some but not all matters will be considered to be voted only as to those matters actually voted, and will not have the effect of either an affirmative or negative vote as to the matters with respect to which the broker does not have authority to vote and a beneficial holder has not provided voting instructions (commonly referred to as "broker non-votes").

PROXIES

     If the accompanying Proxy is properly executed and returned, the shares represented by the Proxy will be voted in accordance with your instructions specified in the Proxy. If your Proxy is executed and returned without any voting instructions, your shares will be voted in favor of (i) all of the nominees for election to the Board of Directors listed in this Proxy Statement and named in the accompanying Proxy, (ii) the ratification and approval of the Company's 1997 Incentive Compensation Plan and (iii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 1999. The Board does not intend to bring any other matters before the Annual Meeting and is not aware of any matters which will come before the Annual Meeting other than as described herein. However, it is the intention of each of the persons named in the accompanying Proxy to vote the Proxy on behalf of the stockholders they represent in accordance with their discretion with respect to any such other matters properly coming before the Annual Meeting.

     You may revoke your Proxy at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation). A Proxy may be revoked by (i) filing with Stephanie W. Abramson, Executive Vice President, General Counsel and Secretary of the Company at 285 Madison Avenue, New York, New York 10017, a written notice of revocation or a subsequently dated Proxy at any time prior to the time it has been voted at the Annual Meeting, or
(ii) by attending the Annual Meeting and voting in person (although your attendance at the Annual Meeting, without voting or formally revoking your Proxy, will not constitute revocation of a Proxy).

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of three Class I Directors, three Class II Directors and four Class III Directors. The current terms of the Directors continue until the Annual Meetings of Stockholders to be held in 1999, 2000, and 2001, respectively, and until their respective successors are elected and qualified. At each Annual Meeting of Stockholders, a class of Directors is elected for a full term of three years to succeed the class of Directors whose terms expire at such Annual Meeting.

     The following information is furnished for the three nominees for Class I Directors and for the Directors who will continue in office after the Annual Meeting until the expiration of their respective terms. Your Board of Directors has unanimously recommended the election of the nominees named below. Unless otherwise instructed, it is the intention of the persons named in the accompanying Proxy to vote all shares of Common Stock represented by properly executed Proxies for the three nominees to the Board of Directors named below. The Company has no reason to believe that any such nominee will be unable to serve as a Director if elected, but if any nominee should subsequently become unavailable to serve as a Director, the persons named as proxies, or their respective substitutes, may, in their discretion, vote for a substitute nominee designated by the Board of Directors, or, alternatively, the Board of Directors may reduce the number of Directors to be elected at the Annual Meeting.

   Nominees for Class I Director -- Terms to Expire in 2002

     F. Warren Hellman, age 64, has been a Director of the Company since December 1996. Mr. Hellman is Chairman of Hellman & Friedman LLC ("Hellman & Friedman"), a private investment company he founded in 1984. Prior thereto, Mr. Hellman was President and a Director of Lehman Brothers, as well as head of its Investment Banking Division, and Chairman of Lehman Corporation (a closed-end investment company). Mr. Hellman serves on the Board as a representative of Hellman & Friedman. Mr. Hellman is a member of the Board of Directors of Levi Strauss & Co., Franklin Resources, Inc., II Fornaio (America) Corp. and PowerBar Inc., as well as a number of private and venture-backed companies.

     Alan D. Schwartz, age 49, has been a Director of the Company since December 1996. Mr. Schwartz has been Executive Vice President and Head of the Investment Banking Department at Bear, Stearns & Co. Inc. since 1989. He is a member of the Executive Committee of the parent company, The Bear Stearns Companies Inc. Mr. Schwartz joined Bear Stearns in 1976. Mr. Schwartz is a member of the Board of Directors of Unique Casual Restaurants, Inc.

     Edward H. Vick, age 55, has been Chief Operating Officer of the Company since November 1997 and a Director since February 1998. Mr. Vick was Chairman and Chief Executive Officer of Young & Rubicam Advertising from April 1996 to September 1998 and was President and Chief Executive Officer of Young & Rubicam New York from February 1994 to April 1996. He began his career with Benton & Bowles and was a Senior Vice President of Ogilvy & Mather. From 1985 to 1991, he was President and Chief Operating Officer of Ammirati & Puris. In 1992, Mr. Vick came to the Company as President and Chief Executive Officer of its branding consultancy and strategic design firm, Landor Associates. Mr. Vick is a member of the Board of Directors of The United Negro College Fund and the American Foundation for AIDS Research, and a member of the Advisory Board of Directors of the University of North Carolina and of Northwestern University.

VOTE REQUIRED

     Election of Directors is by a plurality vote. Accordingly, the three persons nominated in accordance with the Company's by-laws who receive the greatest number of affirmative votes will be elected.

                    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
                        FOR THE NOMINEES TO THE BOARD OF
                         DIRECTORS TO CONTINUE IN OFFICE

OTHER DIRECTORS

   Class II Directors -- Terms to Expire in 2000

     Michael J. Dolan, age 52, has been Vice Chairman and Chief Financial Officer and a Director of the Company since July 1996. From 1991 to 1996, he was President and Chief Executive Officer of the joint venture, Snack Ventures Europe, between PepsiCo Foods International ("PFI") and General Mills. Mr. Dolan also served PFI as Senior Vice President, Operations. From 1987 to 1991, Mr. Dolan was with Peter Kiewet Sons, Inc. ("PKS"), a construction and mining conglomerate. While at PKS, he served as Corporate Executive Vice President for Continental Can Company when it was acquired and restructured by PKS.

     Peter A. Georgescu, age 60, has been Chairman and Chief Executive Officer of the Company since 1994 and a Director since 1980. Mr. Georgescu's career at the Company spans 36 years with top management experience both in the United States and Europe. Prior to becoming Chairman, Mr. Georgescu was President of the Company for four years. Mr. Georgescu joined Young & Rubicam New York in 1963 as a trainee and has held various positions in research, account management and marketing in New York, Chicago and Amsterdam. Mr. Georgescu is a member of the Board of Directors of Briggs and Stratton Company.

     Philip U. Hammarskjold, age 34, has been a Director of the Company since December 1996. Mr. Hammarskjold is a Managing Director of Hellman & Friedman. Prior to joining Hellman & Friedman in 1992, Mr. Hammarskjold was employed by Dominguez Barry Samuel Montagu in Australia and by Morgan Stanley & Co. in New York. Mr. Hammarskjold serves on the Board as a representative of Hellman & Friedman. Mr. Hammarskjold is a member of the Board of Directors of The Covenant Group, Inc.

   Class III Directors -- Terms to Expire in 2001

     Thomas D. Bell, Jr., age 49, has been Executive Vice President of the Company since 1995, Chairman and Chief Executive Officer of Young & Rubicam Advertising since September 1998, and a Director since February 1998. From 1995 until September 1998, he was President and Chief Executive Officer of Burson-Marsteller. From 1994 to 1995, Mr. Bell served as Vice Chairman of Gulfstream Aerospace Corporation. Prior thereto, Mr. Bell was Vice Chairman and Chief Operating Officer of Burson-Marsteller from 1991 to 1994. Before initially joining Burson-Marsteller in 1989, Mr. Bell held senior positions in business and government. Mr. Bell is a member of the Board of Directors of Gulfstream Aerospace Corporation, Lincoln National Corporation and Lincoln Life & Annuity of New York.

     Richard S. Bodman, age 61, has been a Director of the Company since April 1998. Mr. Bodman has been Managing General Partner of AT&T Ventures, LLC ("AT&T Ventures"), a company which manages a venture capital pool investing in early stage businesses related to telecommunications and information technology, since May 1996. Prior to joining AT&T Ventures, from 1990 until May 1996, Mr. Bodman was Senior Vice President for Corporate Strategy & Development and a member of the Management Executive Committee of AT&T. Mr. Bodman is a member of the Board of Directors of Reed Elsevier plc, Tyco International Ltd. and ISS Group, Inc.

     Sir Christopher Lewinton, age 67, has been elected a Director of the Company by the Board of Directors effective May 1, 1999. Sir Christopher is Chairman of TI Group plc, a position he has held since 1989. He is a member of the Board of Directors of Reed Elsevier plc and a member of the Supervisory Board of Directors of Mannesmann AG.

     John F. McGillicuddy, age 68, has been a Director of the Company since May 1997. Mr. McGillicuddy was the Chairman and Chief Executive Officer of Chemical Banking Corporation from 1992 to 1993 and Chairman and Chief Executive Officer of Manufacturers Hanover Corporation and Manufacturers Hanover Trust Company from 1979 to 1991. Mr. McGillicuddy is a member of the Board of Directors of UAL Corporation, USX Corporation and Southern Peru Copper Corporation.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met ten times during the year ended December 31, 1998. In addition to meetings of the full Board, Directors attended meetings of individual Board committees, and considered issues separate from these meetings. All of the Directors other than Mr. Schwartz (who attended eight meetings of the Board of Directors) attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees on which they served during the year ended December 31, 1998.

     The members of the Audit Committee consist of Messrs. Bodman, Schwartz and McGillicuddy, Chairman. The Audit Committee is responsible for reviewing any transactions (other than compensation arrangements) between the Company and its executive officers and Directors, the plans for and the results of audits of the Company, and the results of internal audits, compliance with written policies and procedures and the adequacy of the Company's internal accounting controls. The Audit Committee also considers annually the qualifications of the Company's independent auditors. The Audit Committee held five meetings during the year ended December 31, 1998.

     The Compensation Committee consists of Messrs. Hammarskjold and Bodman, Chairman. Sir Christopher Lewinton will join the Committee effective May 1, 1999. The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors concerning the compensation of the Company's executive officers and certain other members of senior management. The Compensation Committee also makes recommendations to the Board of Directors and/or determinations with respect to awards to be granted pursuant to the Company's 1997 Incentive Compensation Plan, and is responsible for reviewing and administering such Plan. The Compensation Committee held five meetings during the year ended December 31, 1998.

     The Company does not have a nominating committee.


                               EXECUTIVE OFFICERS

     The Company's executive officers are Peter A. Georgescu, Chairman of the Board of Directors and Chief Executive Officer; Edward H. Vick, Chief Operating Officer; Thomas D. Bell, Jr., Executive Vice President of the Company and Chairman and Chief Executive Officer of Young & Rubicam Advertising; Stephanie
W. Abramson, Executive Vice President, General Counsel and Secretary; and Michael J. Dolan, Vice Chairman and Chief Financial Officer. John P. McGarry, Jr., President, and Alan J. Sheldon, Vice Chairman and Managing Director, retired effective at the end of 1998. Information concerning each executive officer's age and length of service with the Company, other than Ms. Abramson, can be found above under the section entitled "ELECTION OF DIRECTORS". Each of these executive officers was elected by, and serves at the pleasure of, the Board of Directors.

     Stephanie W. Abramson, age 54, has been Executive Vice President and General Counsel of the Company since 1995. Ms. Abramson was a Director of the Company from 1995 until February 1998. From 1980 until joining the Company in 1995, she was a partner with Morgan, Lewis & Bockius LLP.

                             EXECUTIVE COMPENSATION

   Summary Compensation Table

     The following Summary Compensation Table sets forth certain information about the cash and non-cash compensation paid to, earned by or awarded to Peter
A. Georgescu, Chairman and Chief Executive Officer of the Company, and the four other most highly compensated executive officers of the Company (the "Named Executive Officers") for the year ended December 31, 1998. John P. McGarry, Jr. retired as President of the Company effective at the end of 1998.

                                                 ANNUAL COMPENSATION    LONG-TERM COMPENSATION AWARDS
                                              ------------------------- -----------------------------
                                                                                           SECURITIES
                                                                                           UNDERLYING
               NAME AND                                                  RESTRICTED STOCK   OPTIONS       ALL OTHER
          PRINCIPAL POSITION            YEAR     SALARY      BONUS(1)       AWARDS(2)       AWARDED    COMPENSATION(3)
-------------------------------------- ------ ----------- ------------- ----------------- ----------- ----------------
Peter A. Georgescu ................... 1998    $950,000    $1,000,000        $601,272            --        $8,000
Chairman and Chief Executive Officer . 1997    $950,000    $  598,500              --            --        $8,000
Edward H. Vick ....................... 1998    $800,000    $  600,000        $234,702        26,374        $8,199
Chief Operating Officer .............. 1997    $700,000    $  272,250        $740,000       172,500        $8,199
John P. McGarry, Jr. ................. 1998    $730,000    $  300,000        $324,032            --        $8,000
President ............................ 1997    $730,000    $  297,000              --            --        $8,000
Thomas D. Bell, Jr. .................. 1998    $575,000    $  300,000        $168,305            --        $8,000
Chairman & CEO, Y&R .................. 1997    $575,000    $  168,750              --       176,550        $8,000
Advertising
Michael J. Dolan ..................... 1998    $550,000    $  300,000        $116,149            --        $7,919
Vice Chairman, Chief ................. 1997    $550,000    $  198,000        $555,000       150,000        $2,190
Financial Officer

----------
(1) The Named Executive Officers were awarded annual cash bonuses under the Key Corporation Managers Bonus Plan, which bonuses were generally based on the Company's achievement of target levels of operating profit and EBITA (earnings before interest, taxes and amortization), each as defined in such plan, as well as the achievement of individual objectives.

(2) The information in the table is based upon the value of the Common Stock on the date of grant. All shares of restricted stock awarded to the Named Executive Officers under the Young & Rubicam Holdings Inc. Restricted Stock Plan vested upon consummation of the Company's initial public offering in May 1998 and therefore none of the Named Executive Officers held any shares of restricted stock at December 31, 1998. Upon vesting, the shares of restricted stock awarded to the Named Executive Officers were distributed to the recipients or to the Young & Rubicam Inc. Grantor Trust (the "Deferral Trust") pursuant to the Young & Rubicam Inc. Deferred
     Compensation Plan (the "Deferred Compensation Plan") for tax deferral purposes, as the case may be. The restricted stock awards set forth in the table above with respect to 1997 were distributed to the Deferral Trust upon vesting pursuant to the Deferred Compensation Plan; the Deferral Trust will hold such shares prior to their distribution to Messrs. Vick and Dolan which will occur with respect to 33 1/3% of the shares on January 15, 2001, with respect to an additional 33 1/3% of the shares on January 15, 2002, and with respect to the remaining 33 1/3% of the shares on January 15, 2003. Certain of the Named Executive Officers voluntarily elected under the Deferred Compensation Plan to defer the receipt of other shares of restricted stock and to have such shares distributed to them from the Deferral Trust at specified times in the future.

(3) "All other compensation" for 1998 consisted of the Company's contribution of: (i) $8,000 on behalf of each of the Named Executive Officers as matching contributions under the Young & Rubicam Employees' Savings Plan (a defined contribution plan) (other than Mr. Dolan, for whom such matching contributions was $5,729) and (ii) an additional $199 and $2,190 on behalf of Mr. Vick and Mr. Dolan, respectively, as matching contributions under the Company's Education Incentive Plan (pursuant to which U.S. employees may elect to have limited amounts of compensation, together with a Company match, invested in a group annuity insurance contract for purposes of meeting their children's future education costs).

     The option grants in 1998 for the Named Executive Officers under the 1997 Incentive Compensation Plan are shown in the following table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                               --------------------------------------------------------
                                                                                        POTENTIAL REALIZABLE VALUE
                                                                                                   AT
                                                                                         ASSUMED ANNUAL RATES OF
                                  NUMBER OF      PERCENT OF                                       STOCK
                                  SECURITIES    TOTAL OPTIONS                            PRICE APPRECIATION FOR
                                  UNDERLYING     GRANTED TO                                    OPTION TERM
                                   OPTIONS      EMPLOYEES IN     EXERCISE    EXPIRATION -------------------------
             NAME                  GRANTED       FISCAL YEAR      PRICE         DATE         5%          10%
------------------------------ --------------- -------------- ------------- ----------- ----------- -------------
Peter A. Georgescu ...........          --             --              --          --          --            --
Edward H. Vick ...............      26,374(1)        1.07%      $ 28.4375    12/15/08    $471,678    $1,195,324
John P. McGarry, Jr. .........          --             --              --          --          --            --
Thomas D. Bell, Jr. ..........          --             --              --          --          --            --
Michael J. Dolan .............          --             --              --          --          --            --

----------
(1) This represents a non-qualified option granted under the 1997 Incentive Compensation Plan. Such option has a ten-year term and will become exercisable with respect to 100% of the shares subject thereto on December 15, 1999. This option will also become fully exercisable with respect to 100% of the shares subject thereto upon a change in control of the Company (as defined in the 1997 Incentive Compensation Plan) or termination of employment due to death or disability. Upon termination of employment for any other reason, the portion of such option that was not exercisable at such time will expire.

     The following table summarizes for the Named Executive Officers information about the number of options held and their value at the end of 1998. None of the Named Executive Officers exercised any options during 1998.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                   SHARES                  UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS AT
                                ACQUIRED ON     VALUE    OPTIONS AT FISCAL YEAR END         FISCAL YEAR END
             NAME                 EXERCISE    REALIZED    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
------------------------------ ------------- ---------- ---------------------------- -----------------------------
Peter A. Georgescu ...........      --          --                        --/--                           --/--
Edward H. Vick ...............      --          --              895,245/198,874          $27,264,686/$3,561,610
John P. McGarry, Jr. .........      --          --                        --/--                           --/--
Thomas D. Bell ...............      --          --            1,165,215/176,550          $35,486,623/$3,538,945
Michael J. Dolan .............      --          --              104,340/306,525          $ 2,577,720/$6,873,700

----------
(1) The value of unexercised in-the-money options equals the difference between the option exercise price and the closing price of the Company's Common Stock at the fiscal year end, multiplied by the number of shares underlying the options. The closing price of the Company's Common Stock on December 31, 1998, as reported by the New York Stock Exchange composite tape, was $32.375 per share.

   Career Cash Balance Plan (the "CCB Plan")

     The CCB Plan is a defined benefit plan available to all employees of the Company and its participating affiliates. Subject to certain limitations, most vested retirement benefits available under the CCB Plan are insured by the Pension Benefit Guaranty Corporation. The Company pays the full cost of the benefit provided under the CCB Plan. Eligible retired employees may begin receiving full CCB Plan benefits at or after age 60 if he or she had at least five years of service. Alternatively a reduced benefit is payable at age 55 at the election of the participant. Under the CCB Plan, effective July 1, 1996, the Company annually credits to each participant's account 3.2% of the participant's salary. Salary is defined to include base salary or wages and excludes bonus, overtime, commissions and other special compensation. The Company will credit to each account interest equal to the average 1-year U.S. Treasury Bill interest rate for the month of November for the previous calendar year, rounded up to the nearest tenth of a percent, up to a maximum average of $150,000, multiplied by the number of benefit years (equal to 12 months of service or 2,280 hours). If the present value of the earned benefit at the time of termination is less than $3,500, the participant receives a lump sum distribution from the Company. If the earned benefit is greater than $3,500, the cash balance account is payable as a lump sum in cash or as an annuity (under certain circumstances) to the participant for reinvestment in other qualified plans prior to retirement at the participant's election, or for distribution upon retirement. CCB Plan benefits are not reduced by Social Security benefits. Loans cannot be taken from the CCB Plan.

     The estimated annual benefits payable upon retirement at normal retirement age for the Named Executive Officers are as follows: Mr. Georgescu, $18,756; Mr. Vick, $3,384; Mr. McGarry, $18,756; Mr. Bell, $4,632; and Mr. Dolan, $1,812.

   Selected Executive Retirement Income Plan ("SERIP")

     The SERIP is a supplemental executive retirement arrangement for selected members of senior management under separate contracts with the Company. Subject to certain non-competition and non-solicitation provisions, cash payments in a fixed annual amount varying as to each individual will be made to a participant whose rights have vested in accordance with his agreement when such participant's employment terminates or when he reaches a specified age (typically 60), whichever occurs later. Payments are made for the balance of the participant's life and, if fewer than ten annual payments are made during the participant's life, his beneficiary will receive the balance of the payments until ten annual payments are made. The Company's obligations to participants under the SERIP are subordinate in right of payment to its obligations to senior lenders and certain other creditors.

     The estimated annual benefits payable upon retirement at a normal retirement age for the Named Executive Officers are as follows: Mr. Georgescu, $1,050,000; Mr. Vick, $300,000; Mr. McGarry, $200,000; Mr. Bell, none; and Mr.
Dolan, none.

   Employment and Termination of Employment Arrangements

     The Company and Michael Dolan entered into a letter agreement, as amended, regarding Mr. Dolan's principal terms of employment with the Company as Vice Chairman and Chief Financial Officer. This letter agreement entitles Mr. Dolan to an annual base salary and eligibility for a bonus under the Key Corporation Managers Bonus Plan as well as to the same perquisites and benefits under Company policies as other employees of the same rank.

     Under a voting trust agreement among certain employee and former employee equity holders (the "Management Voting Trust Agreement"), the Company has agreed to give each Management Investor (as defined in the Management Voting Trust Agreement), including each Named Executive Officer, six months severance pay upon termination of employment for any reason other than for cause, but each Management Investor is required to waive any possible right to more than six months severance pay (and any claims for damages under any employment agreement). Upon termination of the Management Voting Trust, in the event of termination of employment, the Named Executive Officers may be eligible to receive severance pay of up to 13 weeks base salary (based upon length of service) pursuant to a severance plan previously established for U.S. employees of the Company.

     The Management Voting Trust has the unqualified right and power to vote and to execute consents with respect to all shares of Common Stock held by the Management Voting Trust. The voting rights of the Management Voting Trust will be exercised by certain members of senior management of the Company, as voting trustees (the "Voting Trustees"). The Voting Trustees are Peter A. Georgescu, Stephanie W. Abramson, Thomas D. Bell, Jr., Michael J. Dolan and Edward H. Vick. So long as Peter A. Georgescu (or a successor Chief Executive Officer elected with the approval of the Management Voting Trust) is a Voting Trustee, his (or such successor's) decision will be binding unless he is outvoted by a super majority of the other Voting Trustees. If at any time there is no Chief Executive Officer, or if the Chief Executive Officer was not approved in advance by the Management Voting Trust, a majority vote of the Voting Trustees will constitute the action of the Management Voting Trust. The foregoing voting procedures will also apply to the election of Voting Trustees. Pursuant to an irrevocable unanimous written consent of the Voting Trustees, the Management Voting Trust will terminate on May 15, 2000, assuming no earlier termination in accordance with its terms.

   Compensation of Directors

     The Company compensates only those members of the Board who are not employees of the Company for their participation as Directors. During 1998, Richard S. Bodman, Alan D. Schwartz and John C. McGillicuddy each received $50,000 in cash as an annual stipend for serving as a member of the Board, and each, along with Sir Christopher Lewinton, will receive $50,000 in cash or Common Stock in respect of their service in 1999. Messrs. Hellman and Hammarskjold each waived such fee in 1998 and have indicated that they intend to waive it in the future.

     Out-of-pocket expenses for attendance at meetings of the Board are reimbursed for all members.

   Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and Directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. A copy of each report is also required to be furnished to the Company.

     Securities and Exchange Commission regulations require the Company to identify in this Proxy Statement anyone who filed a required report late during the last fiscal year. Based solely upon a review of reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 1998, all Section 16(a) filing requirements were met except as follows: in connection with the Company's initial public offering, which was consummated in May 1998, the initial Form 3 for each of the Company's Directors, executive officers and other management Section 16(a) reporting persons (Messrs. Bell, Bodman, Dolan, Georgescu, Hammarskjold, Hellman, McGarry, McGillicuddy, Schwartz, Sheldon and Vick, Ms. Abramson and Kevin Lavan), for the Management Voting Trust, for the Restricted Stock Trust and for Hellman & Friedman Capital Partners III, L.P., were filed up to three weeks late.

   Compensation Committee Interlocks and Insider Participation

     The Compensation Committee was established in 1996 and consists of Messrs. Bodman, Hammarskjold and, effective May 1, 1999, Sir Christopher Lewinton (none of whom was or had been an officer or employee of the Company or any of its subsidiaries). None of the Company's executive officers served on the board of directors of any entities whose directors or officers serve on the Company's Compensation Committee. Alan D. Schwartz, who was a member of the Compensation Committee during a part of 1998, is an Executive Vice President of Bear, Stearns & Co. Inc. ("Bear Stearns"). Bear Stearns from time to time performs investment banking and other financial services to the Company, including as an underwriter of the Company's two public offerings during 1998. For such services, Bear Stearns may receive advisory or transaction fees, as applicable, plus reimbursement of certain out-of-pocket expenses, of the nature and in amounts customary in the industry for such services.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors consists of only independent outside Directors, Messrs. Bodman and Hammarskjold and, effective May 1, 1999, Sir Christopher Lewinton. The responsibility of the Compensation Committee and the frequency of meetings during 1998 are set forth on page 5 of this Proxy Statement.

COMPENSATION OF EXECUTIVE OFFICERS

     The Company's executive compensation program is designed to enable it to attract and retain highly qualified people and to motivate them to achieve the Company's performance goals and objectives and increase stockholder value. Through implementation of its compensation program, the Company expects to attract, retain and motivate those members of senior management who are key to driving the Company towards its objective of increasing stockholder value.

     The compensation program consists of base salary, an annual incentive cash bonus and long-term stock awards which are intended to align the interests of executives with those of stockholders. The incentive cash bonus is dependent upon the Company's meeting or exceeding annual financial targets and the individual executive's meeting or exceeding his or her annual performance goals.

     In determining the compensation of executive officers, the Compensation Committee considers the recommendations of the Chief Executive Officer. With respect to the compensation of the Chief Executive Officer, the Compensation Committee and the Board of Directors assess the performance of the Company, measured with reference to stated financial goals, and the performance of the Chief Executive Officer, with reference to his stated individual goals, as well as to other chief executives within the marketing and communications industry.

   Base Salary

     Adjustments in base salary for most members of senior management, including all executive officers, are considered periodically (currently every 18 months), and are discretionary in nature. In determining base salary and individual adjustments to base salary for the executive officers (including the Named Executive Officers), the Compensation Committee receives recommendations from the Chief Executive Officer and considers the executive officer's responsibility, the profitability of the Company and the business unit or corporate function within the executive officer's area of responsibility, with reference to the compensation practices of other companies within the marketing and communications industry. Salaries of all executive officers and certain other members of most senior management of the Company are determined by the Compensation Committee.

     During 1999, the Compensation Committee determined that with respect to members of most senior management of the Company, including executive officers, increases to base salary would be made in the event of a significant promotion or significant increase in such executive's responsibilities. The Compensation Committee intends that periodic discretionary adjustments to base salary for members of most senior management be made by increasing the percentage of such executive's overall cash compensation represented by variable or incentive compensation.

     Pursuant to a program adopted by the Company and approved by the Board of Directors, certain members of senior management, including executive officers, were granted shares of restricted stock pursuant to the terms of the Young & Rubicam Holdings Inc. Restricted Stock Plan (the "Restricted Stock Plan") in lieu of scheduled salary increases and any bonus amount in excess of the target which would otherwise have been paid in cash for 1998. Such restricted stock awards vested to the grantees upon the consummation of the Company's initial public offering in May 1998. Accordingly, in 1998, no base salary increases were given to any executive officers (other than Mr. Vick), over the amounts paid in 1997. The salary increase to Mr. Vick was in recognition of the added responsibilities he assumed in connection with his promotion to the post of Chief Operating Officer of the Company and his outstanding performance.

   Incentive Compensation

     For 1998, annual incentive cash compensation (cash bonus) for the executive officers (including the Named Executive Officers) was awarded pursuant to the Key Corporation Managers Bonus Plan (the "KCMBP"). Incentive compensation in the form of stock options and restricted stock award grants were awarded under the 1997 Incentive Compensation Plan (the "1997 ICP") and the Restricted Stock Plan, respectively.

     Under the KCMBP, the Compensation Committee adopts target levels of operating profit and EBITA (earnings before interest, taxes and amortization) of the Company. Such target levels are then added to individual performance objectives (based on both objective and subjective criteria) for each participant in such Plan. A target amount of bonus is set forth each participant in the KCMBP. An award letter is countersigned with each participant in the KCMBP; the participating executives receive annual bonus compensation only pursuant to such award letters. Bonus amounts in excess of the target amounts may be paid at the discretion of the Compensation Committee.

     At the end of the fiscal year, the Compensation Committee reviews the performance of the executive officer participants against the established Company and individual performance goals, considers the recommendations of the Chief Executive Officer (with respect to the executive officers other than himself) and determines the bonus amount to be paid to each participant.

     Annual bonuses represent a substantial portion of the total annual cash compensation paid to executive officers, including the Named Executive Officers, and is intended to serve as an incentive to improve annual profitability.

     Pursuant to the program referred to above under the caption "Base Salary", in January 1998, members of senior management, including the Chief Executive Officer, the Named Executive Officers and all other executive officers, were granted shares of restricted stock pursuant to the terms of the Restricted Stock Plan in lieu of any amount of bonus paid in excess of the target which would have otherwise been paid in cash. Such awards vested to the grantees upon the consummation of the Company's initial public offering in May 1998.

     In 1998, equity grants, in the form of stock options granted pursuant to the 1997 ICP, were awarded to only a limited number of senior executives, and to none of the Named Executive Officers or other executive officers other than Mr. Vick. Details of Mr. Vick's stock option grant appear above in the table captioned "Option Grants in Last Fiscal Year."

     Under the 1997 ICP, stock options may be awarded to officers and employees of the Company and its subsidiaries and to others who may from time to time provide services to the Company or any of its subsidiaries. Stock options are granted in the discretion of the Compensation Committee to those key executives (including executive officers) who have the ability to influence increases in stockholder value. The maximum number of option shares the Compensation Committee may grant to any employee in a calendar year is 200,000 shares. Stock options are granted on such terms as are approved by the Compensation Committee, provided that the term of the option may not exceed ten years and the exercise price may not be less than the fair market value of the Common Stock on the date of grant.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Georgescu's base salary in 1998 was not increased from the $950,000 level paid in 1997. Based on reported Chief Executive Officer salary and incentive compensation information of other marketing and communications companies, Mr. Georgescu's cash compensation (base salary plus bonus) remains below the average for the comparable position at those companies included in the index of peer issuers in the Company performance graph appearing elsewhere in this Proxy Statement.

     In early 1998, Mr. Georgescu, like other members of senior management, including all executive officers, was granted shares of restricted stock in lieu of a scheduled salary increase.

     Pursuant to the KCMBP, Mr. Georgescu was awarded a cash bonus of $1,000,000 in respect of 1998. This cash bonus was paid based upon the Company meeting or exceeding target levels of operating profit and EBITA (earnings before interest, taxes and amortization), and to Mr. Georgescu's meeting or exceeding the stated individual performance objectives set forth in his award letter. Such individual performance goals included the leadership provided by Mr. Georgescu as the Company entered the public equity market through an initial public offering in May 1998 and a secondary offering in November 1998, and his ability to deliver strong financial performance and to retain key executives. In light of the Company's strong 1998 financial performance and the Compensation Committee's decision that Mr. Georgescu had exceeded his personal goals by a substantial amount, he was awarded a bonus in excess of his target amount of $700,000. The amount of bonus paid in excess of the target amount was paid in the discretion of the Compensation Committee.

     Section 162(m) of the Internal Revenue Code of 1986 limits the ability of publicly held companies to deduct compensation paid during a fiscal year to a "covered employee" (as defined in Section 162(m)) in excess of $1,000,000, unless such compensation qualifies as "performance-based compensation" (as defined in Section 162(m)) or meets another exception specified in Section
162(m). Generally, most types of awards granted under the 1997 ICP should be deductible by the Company without regard to the limit set by Section 162(m). However, the 1997 ICP does permit some types of awards to be granted that would be subject to such limit and that would not qualify as "performance-based compensation" (as defined in Section 162(m)) or meet another exception specified in Section 162(m). In such case, the Company's deductions with respect to such awards would be subject to the limitations imposed by Section 162(m).

     The Company and the Compensation Committee currently intend to structure stock options, annual and long-term bonuses and any other performance-based compensation awarded to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements; provided, that, in the judgment of the Compensation Committee, these incentives would be consistent with the goals of motivating the executives to achieve corporate performance objectives and increase stockholder value.


                                        Richard S. Bodman, Chairman
                                        Philip U. Hammarskjold

                                        Members of the Compensation Committee.

     The above report shall not have been deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

   Performance Graph

     Securities and Exchange Commission rules require proxy statements to contain a performance graph comparing the performance of the Company's Common Stock against a broad market index and against either a published industry or line-of-business index or a group of peer issuers. The following graph compares the cumulative total stockholder return on a $100 investment in the Company's Common Stock against the cumulative total stockholder return on a similar investment in (i) the Standard & Poor's 500 Stock Index ("S&P 500 Index") and
(ii) a group of seven peer issuers: Cordiant Communications Group plc, Grey Advertising Inc., The Interpublic Group of Companies, Inc., Omnicom Group Inc., Saatchi & Saatchi plc, True North Communications Inc. and WPP Group plc
("Industry Peer Group"). The graph assumes that an investment of $100 was made on May 12, 1998 (the date of the Company's initial public offering of Common Stock), was held through the year ended December 31, 1998, and that all dividends were reinvested on a quarterly basis.


                                 INDEXED RETURNS
                          Total Return to Stockholders
                         (Dividends reinvested monthly)
                  Y&R vs. Industry Peer Group and S&P 500 Index

                               [GRAPHIC OMITTED]


     Returns for the Company's Common Stock depicted in the graph are not necessarily indicative of future performance.

     The above graph shall not have been deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information regarding beneficial ownership of the Common Stock and vested options to purchase Common Stock as of March 26, 1999 (except as otherwise noted below), including beneficial ownership by (i) each person who is known by the Company to own beneficially 5% or more of the outstanding shares of the Common Stock, (ii) each of the Company's Directors and Named Executive Officers and (iii) all Directors and executive officers as a group. The information in the table below has been calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and also includes shares of Common Stock held in the Deferral Trust pursuant to the Deferred Compensation Plan. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. The business address of the Management Voting Trust, the Deferral Trust and the Company's Directors (other than Messrs. Hammarskjold and Hellman) and executive officers is c/o the Company at 285 Madison Avenue, New York, New York 10017.

                                                        SHARES AND         VESTED
                        NAME                           VESTED OPTIONS       OPTIONS       PERCENT
---------------------------------------------------   ----------------   ------------   ----------
Management Voting Trust(1) ........................      35,097,080      11,908,944         44.7%
Hellman & Friedman Capital Partners III, L.P.(2)         14,074,913      2,311,590          20.4
H&F Orchard Partners III, L.P.(2) .................       1,024,967        168,270           1.5
H&F International Partners III, L.P.(2) ...........         307,028         50,400             *
Deferral Trust(3) .................................       3,713,203             --           5.6
Peter A. Georgescu(4) .............................       1,783,560             --           2.7
Edward H. Vick(4) .................................       1,384,710        895,245           2.1
Thomas D. Bell, Jr.(4) ............................       1,308,908      1,165,215           1.9
Michael J. Dolan(4) ...............................         419,625        104,340             *
Richard S. Bodman .................................           2,000             --             *
Philip U. Hammarskjold(5) .........................              --             --             *
F. Warren Hellman(5) ..............................              --             --             *
Sir Christopher Lewinton(6) .......................              --             --             *
John F. McGillicuddy. .............................          13,035             --             *
Alan D. Schwartz(7) ...............................              --             --             *
All directors and executive officers as a group(4).       5,365,833      2,190,885           7.8

----------
*    Less than one percent.

(1) These shares of Common Stock held by employees of the Company, as well as certain retired and former employees, have been deposited into the Management Voting Trust, and the Management Voting Trust exercises sole voting power over all such shares. Beneficial ownership by the Management Voting Trust includes an aggregate of 3,713,203 shares of Common Stock held in the Deferral Trust.

(2) The address of this stockholder is c/o Hellman & Friedman LLC, One Maritime Plaza, San Francisco, California 94111. All information contained herein with respect to this stockholder is based upon a Statement on Schedule 13G, dated February 12, 1999, filed on behalf of such stockholder.

(3) The Company established the Deferral Trust to aid in meeting the Company's obligations to employee (and former employee) participants under the Deferred Compensation Plan. The Deferral Trust is administered by a committee currently comprised of Stephanie W. Abramson, Mark T. McEnroe and Renee E. Becnel, each of whom, acting alone, has the power to act on behalf of the committee, including to dispose of the Common Stock held in the Deferral Trust. The Common Stock held in the Deferral Trust is voted solely by the Voting Trustees of the Management Voting Trust.

(4) This amount does not include any of the 35,097,080 shares beneficially owned by the Management Voting Trust in excess of the amount reported as beneficially owned by the stockholder, which the stockholder may be deemed to beneficially own as a result of such stockholder's position as a Voting Trustee of the Management Voting Trust. The stockholder disclaims beneficial ownership of any such shares in excess of the amount reported above as beneficially owned by such stockholder.

(5) Excludes 15,406,908 shares beneficially owned by Hellman & Friedman Capital Partners III, L.P., H&F Orchard Partners III, L.P. and H&F International Partners III, L.P. (collectively, the "H&F Investors"). The sole general partner of the H&F Investors is H&F Investors III L.P. ("Investors III"). The managing general partner of Investors III is Hellman & Friedman Associates III, L.P. ("Associates III"), and the general partners of Associates III are H&F Management III, L.L.C. ("Management III LLC") and H&F Investors III, Inc. ("H&F Inc."). The sole shareholder of H&F Inc. is The Hellman Family Revocable Trust (the "Trust"). Mr. Hammarskjold is a member of Management III L.L.C. Mr. Hellman is a managing member of Management III L.L.C., a director of H&F Inc. and a trustee of the Trust. Investors III, Associates III, Management III L.L.C., H&F Inc., the Trust and Messrs. Hammarskjold and Hellman exercise, directly or indirectly, voting and investment discretion with respect to the shares held by the H&F Investors and could be deemed to beneficially own such shares, but each of them disclaims such beneficial ownership except to the extent of its or his indirect pecuniary interest in such shares. The address of Messrs. Hammarskjold and Hellman is c/o Hellman & Friedman LLC, One Maritime Plaza, San Francisco, California 94111.

(6) Sir Christopher Lewinton has been elected to the Board of Directors effective May 1, 1999.

(7) Excludes 133,652 shares held by BearTel Corp., a wholly owned subsidiary of The Bear Stearns Companies Inc., the parent company of Bear Stearns, of which Mr. Schwartz is an executive officer.


                              CERTAIN TRANSACTIONS

     Hellman & Friedman Capital Partners III, L.P., H&F Orchard Partners III, L.P. and H&F International Partners III, L.P. (collectively, the "H&F Investors") beneficially own, in the aggregate, more than 5% of the Common Stock. The H&F Investors have the right to nominate and have elected (i) two members of the Board of Directors for so long as such investors continue to hold, in the aggregate, at least 10% of the outstanding shares of Common Stock (as determined pursuant to a stockholders' agreement among the H&F Investors, the Company and certain other stockholders of the Company) and (ii) one member of the Board of Directors for so long as the H&F Investors continue to hold, in the aggregate, at least 5% of the outstanding shares.

     In addition, the H&F Investors and certain other stockholders have demand and piggyback registration rights with respect to the Common Stock they hold. Those investors have the right to require the Company to register for resale shares of Common Stock held by such investors pursuant to certain demand registration rights, and to have shares they hold included in any public offering of Common Stock made by the Company. The Company is required to pay expenses incurred by it and the reasonable fees and disbursements of one counsel to such investors in connection with any such demand and piggy-back registrations. The Company paid the expenses incurred by the H&F Investors in connection with the Company's initial public offering in May 1998 and the offering by the H&F Investors (among other selling stockholders) in November 1998 of approximately $125,000.

     See also "Compensation Committee Interlocks and Insider Participation" on page 9.


                  PROPOSAL 2 - RATIFICATION AND APPROVAL OF THE
                        1997 INCENTIVE COMPENSATION PLAN

GENERAL

     In December 1997, the Company adopted, and in February 1998 subsequently amended, the 1997 Incentive Compensation Plan (the "1997 ICP"). The 1997 ICP superseded the Young & Rubicam Holdings Inc. Management Stock Option Plan (the "Management Stock Option Plan") and amended and restated the Young & Rubicam Holdings Inc. Restricted Stock Plan (the "Restricted Stock Plan") (the Management Stock Option Plan and the Restricted Stock Plan (prior to such amendment and restatement), the "Preexisting Plans"), although all awards granted prior to the adoption of the 1997 ICP, and any grants under the Restricted Stock Plan made after such adoption but on or prior to March 31, 1998, remained outstanding in accordance with their terms and subject to the terms of the Preexisting Plans.

     The Board of Directors believes that attracting and retaining key employees is essential to the Company's growth and success. In addition, the Board of Directors believes that the long-term success of the Company is enhanced by a competitive and comprehensive compensation program, which may include tailored types of incentives designed to motivate and reward such persons for outstanding service, including awards that link compensation to applicable measures of the Company's performance and the creation of stockholder value. Such awards should enable the Company to attract and retain key employees and enable such persons to acquire and/or increase their proprietary interest in the Company and thereby align their interests with the interests of the Company's stockholders. In addition, the Board of Directors believes that the Compensation Committee should be given as much flexibility as possible to provide for annual and long-term incentive awards contingent on performance.

     The Board of Directors is soliciting the ratification and approval of the 1997 ICP in order to facilitate compliance with Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), to the extent applicable. Section 162(m) limits the ability of publicly held companies to deduct compensation paid during a fiscal year to a "covered employee" (as defined in Section 162(m)) in excess of $1,000,000, unless such compensation qualifies as "performance-based compensation" (as defined in Section 162(m)) or meets another exception specified in Section 162(m). If the stockholders do not approve the 1997 ICP, no further awards will be granted pursuant to the 1997 ICP. In that case, the Board of Directors expects that it will consider alternative ways to achieve the goals to be met through the 1997 ICP and to provide appropriate compensation in light of competitive market conditions.


SUMMARY OF THE 1997 ICP

     The following general description of the material features of the 1997 ICP is qualified in its entirety by reference to the 1997 ICP, which is attached as Appendix A.

     Types of Awards. The terms of the 1997 ICP provide for grants of stock options, stock appreciation rights ("SARs"), restricted stock, deferred stock, other stock-related awards, and performance or annual incentive awards that may be settled in cash, stock or other property ("Awards").

     Shares Subject to the 1997 ICP; Annual Per-Person Limitations. Under the 1997 ICP, the total number of shares of Common Stock reserved and available for delivery to participants in connection with Awards is (i) 19,125,000 (as adjusted to reflect a stock dividend paid in connection with the Company's initial public offering in May 1998), plus (ii) the number of shares of Common Stock subject to awards under Preexisting Plans that become available (generally due to cancellation or forfeiture) after the effective date of the 1997 ICP; provided, however, that the total number of shares of Common Stock with respect to which incentive stock options ("ISOs") may be granted shall not exceed 1,000,000. Any shares of Common Stock delivered under the 1997 ICP may consist of authorized and unissued shares or treasury shares. The market value of a share of Common Stock as of March 26, 1999 was $38.50, which was the closing price of the Common Stock on that day as reported by the New York Stock Exchange composite tape.

     The 1997 ICP imposes individual limitations on the amount of certain Awards in order to comply with Section 162(m) of the Internal Revenue Code (the "Code"). Under these limitations, during any fiscal year the number of options, SARs, shares of restricted stock, shares of deferred stock, shares of Common Stock issued as a bonus or in lieu of other obligations, dividend equivalents, other stock-based awards, performance awards and annual incentive awards granted to any one participant must not exceed 200,000 shares for each type of such Award, subject to adjustment in certain circumstances. In addition, the maximum cash amount that may be earned as a final annual incentive award or other annual cash award in respect of any fiscal year by any one participant and the maximum cash amount that may be earned as a final performance award or other cash Award in respect of a performance period other than an annual period by any one participant may not exceed $10 million. The Company intends for Awards granted to "covered employees" (as defined in Section 162(m)) under the 1997 ICP to qualify as "performance-based compensation" (as defined in Section 162(m) and regulations thereunder) for purposes of Section 162(m) to the extent such Awards may otherwise be subject to Section 162(m).

     The Compensation Committee is authorized to adjust the number and kind of shares subject to the aggregate share limitations and annual limitations under the 1997 ICP and subject to outstanding Awards (including adjustments to exercise prices and number of shares underlying options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affects the Common Stock so that an adjustment is determined by the Compensation Committee to be appropriate. The Compensation Committee is also authorized to adjust performance conditions and other terms and conditions of Awards in response to these kinds of events or in response to changes in applicable laws, regulations, or accounting principles or in view of any other circumstances deemed relevant by the Compensation Committee, subject to certain limitations in light of
Section 162(m) of the Code.

     Eligibility. Executive officers and other officers and employees of the Company or any affiliate, including such persons who have accepted offers of employment from the Company or any affiliate, such persons who may also be directors of the Company, and each other person who provides services to the Company or any affiliate shall be eligible to be granted Awards under the 1997 ICP. An affiliate of the Company for this purpose includes any entity required to be aggregated with the Company under Section 414 of the Code and any 10% owned joint venture or partnership of the Company or an affiliate. As of March 19, 1999, approximately 13,000 employees (including officers) of the Company or any affiliate and certain other persons who from time to time provided services to the Company or any affiliate were eligible to receive Awards under the 1997 ICP.

     Administration. The 1997 ICP is administered by the Compensation Committee except to the extent the Board of Directors elects to administer the 1997 ICP. Subject to the terms and conditions of the 1997 ICP, the Compensation Committee is authorized to select participants, determine the type and number of Awards to be granted and the number of shares of Common Stock to which Awards will relate, specify times at which Awards will be exercisable or settleable (including performance conditions that may be required as a condition to exercise or settlement), set other terms and conditions of such Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the 1997 ICP, and make all other determinations that may be necessary or advisable for the administration of the 1997 ICP. The 1997 ICP provides that Compensation Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 1997 ICP.

     Stock Options and SARs. The Compensation Committee is authorized to grant stock options, including both ISOs that can result in potentially favorable tax treatment to the participant and non-qualified stock options (i.e., options not qualifying as ISOs), and SARs entitling the participant to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR is determined by the Compensation Committee, but must not be less than the fair market value of a share of Common Stock on the date of grant (except in certain cases specified in the 1997 ICP). The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally is fixed by the Compensation Committee, except no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, Common Stock, outstanding Awards, or other property (possibly including notes or obligations to make payment on a deferred basis) having a fair market value equal to the exercise price, as the Compensation Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Compensation Committee.

     Restricted and Deferred Stock. The Compensation Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of Common Stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment and/or failure to meet certain performance requirements prior to the end of a restricted period as specified by the Compensation Committee. A participant granted restricted stock generally has all of the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends thereon, unless otherwise determined by the Compensation Committee. An Award of deferred stock confers upon a participant the right to receive shares or cash (or a combination) at the end of a specified deferral period, subject to possible forfeiture of the Award in the event of certain terminations of employment and/or failure to meet certain performance requirements prior to the end of a specified period. Prior to settlement, an Award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

     Dividend Equivalents. The Compensation Committee is authorized to grant dividend equivalents conferring on participants the right to receive cash, shares, other Awards, or other property equal in value to dividends paid on a specific number of shares, or other periodic payments. Dividend equivalents may be granted on a free-standing basis or in connection with another Award, may be paid currently or on a deferred basis, and, if deferred, may be deemed to have been reinvested in additional shares, Awards, or other investment vehicles specified by the Compensation Committee.

     Bonus Stock and Awards in Lieu of Cash Obligations. The Compensation Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of obligations to pay cash or deliver other property under the 1997 ICP or other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify.

     Other Stock-Based Awards. The 1997 ICP authorizes the Compensation Committee to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares. Such Awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Compensation Committee, and Awards valued by reference to the book value of shares or the value of securities of, or the performance of, specified affiliates. The Compensation Committee determines the terms and conditions of such Awards, including consideration to be paid to exercise Awards in the nature of purchase rights, the period during which Awards will be outstanding, and forfeiture conditions and restrictions on Awards.

     Performance Awards, Including Annual Incentive Awards. The right of a participant to exercise or receive a grant or settlement of an Award, and the timing thereof, may be subject to performance conditions specified by the Compensation Committee (measurable over performance periods of up to 10 years). In addition, the 1997 ICP authorizes specific annual incentive awards, which represent a conditional right to receive cash, shares or other Awards upon achievement of preestablished performance goals during a specified one-year period. Performance awards and annual incentive awards granted to persons the Compensation Committee expects will, for the year in which a deduction arises, be among the Chief Executive Officer and four other most highly compensated executive officers, will, if so intended by the Compensation Committee, be subject to provisions that should qualify such Awards as "performance-based compensation" not subject to the limitation on tax deductibility by the Company under Section 162(m).

     The performance goals to be achieved as a condition of payment or settlement of a performance award or annual incentive Award will consist of (i) one or more business criteria and (ii) a targeted level or levels of performance with respect to each such business criteria as specified by the Compensation Committee. In the case of performance and annual incentive awards intended to meet the requirements of Section 162(m), the business criteria used must be one or more of those specified in the 1997 ICP, although for other participants the Compensation Committee may specify any other criteria. The following business criteria for the Company, which may be used on a consolidated basis, and/or for specified affiliates or business units of the Company (except with respect to the total shareholder return and earnings per share criteria), are specified in the 1997 ICP: (1) earnings per share; (2) increase in revenues; (3) cash flow;
(4) cash flow return on investment; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin; (8) net income, net income before taxes, operating profits, earnings before interest, taxes and amortization, earnings before interest, taxes, depreciation and amortization; (9) total shareholder return; (10) ratio of staff cost to revenues or gross margin; and (11) any of the above goals as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparative companies.

     In granting annual incentive or performance Awards, the Compensation Committee shall establish a performance goal or goals and may establish unfunded award "pools," the amounts of which will be based upon the achievement of such performance goal or goals using one or more of the business criteria described in the preceding paragraph. During the first 90 days (or such other period as may be permitted or required in the case of Awards intended to qualify under
Section 162(m)) of a fiscal year or performance period, the Compensation Committee will determine who will potentially receive annual incentive or performance awards for that fiscal year or performance period, either out of the pool or otherwise, and the amounts potentially payable with respect thereto. After the end of each fiscal year or performance period, the Compensation Committee will determine the amount, if any, of the pool and the maximum amount of potential annual incentive or performance awards payable to each participant in the pool, or the amount of any potential annual incentive or performance award otherwise payable to a participant. The Compensation Committee may, in its discretion, determine that the amount payable as a final annual incentive or performance award will be increased or reduced from the amount of any potential Award, but may not exercise discretion to increase any such amount in the case of an Award intended to qualify under Section 162(m).

     Subject to the requirements of the 1997 ICP, the Compensation Committee will determine other performance Award and annual incentive Award terms, including the required levels of performance with respect to the business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions, and the form of settlement.

     Other Terms of Awards. Awards may be settled in the form of cash, Common Stock, other Awards, or other property, in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Compensation Committee may establish. The Compensation Committee is authorized to place cash, shares, or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the 1997 ICP. The Compensation Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares or other property to be distributed will be withheld (or previously acquired shares or other property surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 1997 ICP generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Compensation Committee may, in its discretion, permit transfers for estate planning or other purposes.

     Awards under the 1997 ICP are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Compensation Committee may, however, grant Awards in exchange for other Awards under the 1997 ICP, awards under other plans of the Company, or other rights to payment from the Company, and may grant Awards in addition to and in tandem with such other Awards, awards, or rights as well.

     The Compensation Committee may cancel or rescind Awards, or require repayment of any profits resulting from Awards, if the participant fails to comply with certain restrictive or other covenants set forth in the 1997 ICP and/or an Award agreement.

     Acceleration of Vesting. The Compensation Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and vesting shall occur automatically in the case of a "change in control" of the Company except to the extent otherwise provided in the Award agreement. In addition, the Compensation Committee may provide that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any "change in control."

     "Change in control" is defined in the 1997 ICP to include: (i) any person (other than the Company, certain companies owned by the stockholders of the Company or any employee benefit plans of the Company) becoming the beneficial owner of securities (x) representing 40% or more of the combined voting power of the Company's then outstanding securities and (y) so long as the Management Voting Trust is still in existence, representing a greater percentage of the combined voting power of the Company's then outstanding securities than is represented by securities held by the Management Voting Trust, provided, that all shares of Common Stock subject to vested options under the 1997 ICP and the Management Stock Option Plan (not including options which would vest on such change in control) are counted as outstanding securities of the Company; (ii) during a two-year period, individuals who constitute the Board of Directors at the start of such period, and any new director whose election or nomination for election to the Board of Directors was approved by a vote of at least two-thirds of the directors then in office who either were directors at the start of such period or whose election or nomination was previously so approved (excluding directors whose elections were as a result of certain proxy contests or who were designated by any entity who had entered into a change in control agreement with the Company), ceasing to constitute a majority of the Board of Directors; (iii) the consummation of a merger or consolidation of the Company with another entity which would result in either (A) the voting securities of the Company outstanding immediately prior to such merger or consolidation failing to represent (either by remaining outstanding or being converted into voting securities of the surviving or resulting entity) 40% or more of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation or (B) (I) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent at least 40% but less than 60% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation and (II) as a result of such merger or consolidation, there is an acceleration of the vesting or exercisability of any material amount of, or material percentage of, outstanding stock options or other stock awards granted by the entity with which such merger or consolidation is taking place or any of its affiliates; (iv) the stockholders of the Company approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (other than a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of common stock of the Company immediately prior thereto) in which case the Board of Directors shall determine the effective date of the change in control; or (v) any other event which the Board of Directors determines, in its discretion, would materially alter the structure of the Company or its ownership.

     A change in control will also be deemed to have occurred immediately prior to the consummation of (i) a tender offer for securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities in which there is not disclosed an intention to follow the consummation of the tender offer with a merger, reorganization, consolidation, share exchange or similar transaction or (ii) a tender offer for securities of the Company representing any percentage of the combined voting power of the Company's then outstanding securities in which there is disclosed an intention to follow the consummation of the tender offer with a merger, reorganization, consolidation, share exchange or similar transaction in which the value of the consideration to be offered for such securities is lower than the value of the consideration offered for such securities in the tender offer (as determined by the Board of Directors at the time) in order to allow holders of previously unexercisable options the opportunity to participate therein with respect to shares underlying such options.

     Amendment  and  Termination  of the 1997 ICP.  The Board of  Directors  may
amend, alter, suspend, discontinue, or terminate the 1997 ICP or the Compensation Committee's authority to grant Awards without the consent of stockholders or participants, except stockholder approval must be obtained for any amendment or alteration if required by law or regulation or under the rules of any stock exchange or automated quotation system on which the shares are then listed or quoted. Moreover, participant consent must be obtained if such action would materially and adversely affect the rights of a participant under an outstanding Award. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board of Directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Thus, stockholder approval will not necessarily be required for amendments that might increase the cost of the 1997 ICP or broaden eligibility. The Committee may amend, alter, suspend, discontinue or terminate any outstanding Award or Award agreement, except as otherwise provided in the 1997 ICP. Participant consent must be obtained if such action would materially and adversely affect the rights of a participant under such Award. Notwithstanding the foregoing, the Compensation Committee may terminate any outstanding Award in whole or in part, provided that upon such termination the Company pays to such participant (i) with respect to an option (whether or not exercisable) or portion thereof, an amount in cash for each share of Common Stock subject to such option or portion thereof being terminated equal to the excess, if any, of (a) the value at which a share of Common Stock received pursuant to the exercise of such option would have been valued by the Company at that time for purposes of determining applicable withholding taxes or other similar charges, over (b) the sum of the exercise price per share of such option and applicable withholding taxes and other similar charges, and (ii) with respect to any other type of Award, an amount in Common Stock or cash (as determined by the Compensation Committee in its sole discretion) equal to the value of such Award or portion thereof being terminated as of the date of termination (assuming the acceleration of the exercisability of such Award or portion thereof, the lapsing of any restrictions on such Award or portion thereof or the expiration of any deferral or vesting period of such Award or portion thereof) as determined by the Compensation Committee in its sole discretion.


NEW PLAN BENEFITS

     The number and types of awards or benefits to be received by or allocated to eligible persons under the 1997 ICP in the future cannot be determined at this time. During the year ended December 31, 1998, no cash bonuses under the 1997 ICP were paid to any officers or employees of the Company, including the Named Executive Officers. Of the Directors, Named Executive Officers and other executive officers of the Company, only Edward H. Vick, who was granted an option to purchase 26,374 shares of Common Stock, was granted any stock option awards pursuant to the 1997 ICP during 1998. Options to purchase an aggregate of 2,472,933 shares of Common Stock were granted to employees other than executive officers pursuant to the 1997 ICP during 1998.

     For other stock option awards made to the Named Executive Officers pursuant to the 1997 ICP prior to the year ended December 31, 1998, see the disclosure appearing in this Proxy Statement above under the caption "Executive Compensation."


UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     Federal Income Tax Implications. The following is a summary description of the federal income tax consequences generally arising with respect to Awards under the 1997 ICP.

     The grant of an option or SAR will create no tax consequences for the participant or the Company. A participant will not generally recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable shares received.

     Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price, or

(ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) or SAR generally will result in capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option or
SAR).

     The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option or SAR. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods prior to disposition of the shares.

     With respect to Awards granted under the 1997 ICP that result in the payment or issuance of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. Thus, deferral of the time of payment or issuance will generally result in the deferral of the time the participant will be liable for income taxes with respect to such payment or issuance. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

     Section 162(m) limits the ability of publicly held companies to deduct compensation paid during a fiscal year to a "covered employee" (as defined in Section 162(m)) in excess of one million dollars, unless such compensation qualifies as "performance-based compensation" (as defined in Section 162(m)) or meets another exception specified in Section 162(m). Generally, most types of Awards granted under the 1997 ICP should be deductible by the Company without regard to the limit set by Section 162(m). However, the 1997 ICP does permit some types of Awards to be granted that would be subject to such limit and that would not qualify as "performance-based compensation" (as defined in Section 162(m)) or meet another exception specified in Section 162(m). In such case, the Company's deductions with respect to such Awards would be subject to the limitations imposed by Section 162(m).

     With respect to Awards involving the issuance of shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property becomes transferable or is not subject to a substantial risk of forfeiture, whichever occurs earlier. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property, the participant would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax. The participant must file such election with the Internal Revenue Service within 30 days of the receipt of the shares or other property. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

     Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to "excess parachute payments" within the meaning of Section 280G of the Code and, to such extent, will be non-deductible by the Company and subject to a 20% excise tax by the participant.


VOTE REQUIRED

     The affirmative vote of a majority of votes cast at the Annual Meeting of Stockholders is required to ratify and approve the 1997 ICP.

                  YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                        THE RATIFICATION AND APPROVAL OF
                      THE 1997 INCENTIVE COMPENSATION PLAN
                AS DESCRIBED ABOVE AND AS SET FORTH IN APPENDIX A

                    PROPOSAL 3 -- RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

     At the Annual Meeting, you will be asked to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 1999. The Company has been advised by PricewaterhouseCoopers LLP that none of its members has any financial interest in the Company. For the year ended December 31, 1998, PricewaterhouseCoopers LLP was not engaged by the Company for any professional services other than audit, tax and other related services. It is expected that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to your appropriate questions and to make a statement if they so desire.


VOTE REQUIRED

     The affirmative vote of a majority of votes cast at the Annual Meeting of Stockholders is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 1999.


                  YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                     THE RATIFICATION OF THE APPOINTMENT OF
             PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT
                 AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1999


                                  OTHER MATTERS

     Your Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Annual Meeting, but if other matters are presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their judgment.


                       STOCKHOLDER PROPOSALS FOR THE 2000
                         ANNUAL MEETING OF STOCKHOLDERS

     The Company expects to hold its 2000 Annual Meeting of Stockholders in May 2000. Any eligible stockholder (as defined below) of the Company wishing to have a proposal considered for inclusion in the Company's 2000 proxy solicitation materials under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must set forth such proposal in writing and file it with the Secretary of the Company, 285 Madison Avenue, New York, New York 10017, at a reasonable time in advance of the date of mailing of the Company's proxy statement. The Company will consider any proposal filed on or before December 10, 1999 to be in compliance with such requirement. An eligible stockholder is one who is the record or beneficial owner of at least 1% or $2,000 in market value of securities entitled to be voted at that annual meeting and has held such securities for at least one year and who shall continue to own such securities through the date on which the annual meeting is held.

     In addition, under the Company's by-laws, a stockholder who wishes to propose business for consideration at the 2000 Annual Meeting of Stockholders or to nominate persons for election to the Board of Directors must deliver to the Company the information specified in the Company's by-laws not later than the "Advance Notice Date". For this purpose, the Advance Notice Date is between 90 and 120 days in advance of the date of the 2000 Annual Meeting of Stockholders or, if later, the fifteenth day following the date the Company first announces the date of its 2000 Annual Meeting of Stockholders. Under Rule 14a-4 of the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits for the 2000 Annual Meeting of Stockholders to vote on any proposal made by a stockholder that the stockholder does not seek to include in the Company's proxy statement pursuant to Rule 14a-8, unless the Company is notified about the proposal before the Advance Notice Date and the proposing shareholder states an intention to, and submits proof that it did, distribute proxies to a percentage of the shareholders sufficient to carry the proposal.


                               REPORT ON FORM 10-K

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Securities and Exchange Commission, is available to stockholders, without charge, upon written request. Exhibits to the Form 10-K will be furnished upon payment of $.50 per page, with a minimum charge of $5.00. Requests for copies should be directed to Young & Rubicam Inc., 285 Madison Avenue, New York, New York 10017, Attention: Investor Relations.


                             SOLICITATION OF PROXIES

     The accompanying Proxy is solicited by the Company and the cost of such solicitation will be borne by the Company. Proxies may be solicited by officers, directors and employees of the Company, none of whom will receive any additional compensation for their services. Solicitation of Proxies may be made personally or by mail, telephone, telegraph, facsimile or messenger. The Company will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the reasonable expense of forwarding soliciting materials to their principals. In addition, the Company has engaged Corporate Investor Communications Inc. to assist in the solicitation of proxies, and will pay a fee of approximately $4,500 plus reimbursement of out-of-pocket expenses incurred in connection with such solicitation.


New York, New York
April 9, 1999

                                                                      APPENDIX A



                              YOUNG & RUBICAM INC.

                        1997 INCENTIVE COMPENSATION PLAN

                             YOUNG & RUBICAM INC.

                       1997 INCENTIVE COMPENSATION PLAN


                                                                            PAGE
                                                                           -----
1. Purpose ...............................................................   1
2. Definitions ...........................................................   1
3. Administration ........................................................   3
   (a) Authority of the Committee ........................................   3
   (b) Manner of Exercise of Committee Authority .........................   3
   (c) Limitation of Liability ...........................................   4
4. Stock Subject to Plan .................................................   4
   (a) Overall Number of Shares Available for Delivery ...................   4
   (b) Application of Limitation to Grants of Awards .....................   4
   (c) Availability of Shares Not Delivered under Awards .................   4
5. Eligibility; Per-Person Award Limitations .............................   4
6. Specific Terms of Awards ..............................................   4
   (a) General ...........................................................   4
   (b) Options ...........................................................   5
   (c) Stock Appreciation Rights .........................................   5
   (d) Restricted Stock ..................................................   5
   (e) Deferred Stock ....................................................   6
   (f) Bonus Stock and Awards in Lieu of Obligations .....................   7
   (g) Dividend Equivalents ..............................................   7
   (h) Other Stock-Based Awards ..........................................   7
7. Certain Provisions Applicable to Awards ...............................   7
   (a) Stand-Alone, Additional, Tandem, and Substitute Awards ............   7
   (b) Term of Awards ....................................................   8
   (c) Form and Timing of Payment under Awards; Deferrals ................   8
   (d) Exemptions from Section 16(b) Liability ...........................   8
   (e) Cancellation and Rescission of Awards .............................   8
8. Performance and Annual Incentive Awards ...............................   9
   (a) Performance Conditions ............................................   9
   (b) Performance Awards Granted to Designated Covered Employees ........   9
   (c) Annual Incentive Awards Granted to Designated Covered Employees ...  10
   (d) Written Determinations ............................................  11
   (e) Status of Section 8(b) and 8(c) Awards under Code Section 162(m) ..  11
9. Change in Control .....................................................  12
   (a) Effect of "Change in Control" .....................................  12
   (b) Definition of "Change in Control" .................................  12
   (c) Tender Offer ......................................................  13

                                                                            PAGE
                                                                           -----
10. General Provisions ...................................................  14
   (a) Compliance with Legal and Other Requirements ......................  14
   (b) Limits on Transferability; Beneficiaries ..........................  14
   (c) Adjustments .......................................................  14
   (d) Taxes .............................................................  15
   (e) Changes to the Plan and Awards ....................................  15
   (f) Limitation on Rights Conferred under Plan .........................  16
   (g) Unfunded Status of Awards; Creation of Trusts .....................  16
   (h) Nonexclusivity of the Plan ........................................  16
   (i) Payments in the Event of Forfeitures; Fractional Shares ...........  16
   (j) Governing Law .....................................................  17
   (k) Awards under Preexisting Plans ....................................  17
   (l) Plan Effective Date and Shareholder Approval ......................  17

                             YOUNG & RUBICAM INC.

                       1997 INCENTIVE COMPENSATION PLAN

     1. PURPOSE. The purpose of this 1997 Incentive Compensation Plan (the "Plan"), which is an amendment and restatement of the Young & Rubicam Holdings Inc. Restricted Stock Plan, is to assist Young & Rubicam Inc., a Delaware corporation (the "Corporation"), and its Affiliates in attracting, retaining, and rewarding high-quality executives, employees, and other persons who provide services to the Corporation and/or its Affiliates, enabling such persons to acquire or increase a proprietary interest in the Corporation in order to strengthen the mutuality of interests between such persons and the Corporation's shareholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Code Section 162(m) (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of the Corporation.

     2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

          (a) "Affiliate" shall mean any entity (whether or not incorporated) which, by reason of its relationship with the Corporation, is required to be aggregated with the Corporation under Section 414(b), 414(c), 414(m) or 414(o) of the Code, and any joint venture or partnership 10% or more of the profits or capital interest of which is owned by the Corporation or an Affiliate.

          (b) "Annual Incentive Award" means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

          (c) "Award" means any Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

          (d) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under
     Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

          (e) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

          (f) "Board" means the Corporation's Board of Directors.

          (g) "Change in Control" means Change in Control as defined with related terms in Section 9 of the Plan.

          (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

          (i) "Committee" means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by "non-employee directors" is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an "outside director" as defined under Code Section 162(m), unless administration of the Plan by "outside directors" is not then required in order to qualify for tax deductibility under Code Section 162(m).

          (j) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 8(e) of the Plan.

          (k) "Deferred  Stock" means a right,  granted to a  Participant  under
     Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

          (l) "Dividend Equivalent" means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

          (m) "Effective Date" means December 16, 1997.

          (n) "Eligible Person" means each Executive Officer and other officers and employees of the Corporation or of any Affiliate, including such persons who may also be directors of the Corporation, and each other person who provides services to the Corporation and/or its Affiliates. An employee on leave of absence may be considered as still in the employ of the Corporation or an Affiliate for purposes of eligibility for participation in the Plan.

          (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

          (p) "Executive Officer" means an executive officer of the Corporation as defined under the Exchange Act.

          (q) "Fair Market Value" means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock following the date the Stock is listed or admitted to trading on the New York Stock Exchange shall be the average closing price per share of Stock for the ten trading day period ending on such given day, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading in the New York Stock Exchange or, if the Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Stock is listed or admitted to trading or, if the Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the counter market, as reported by NASDAQ.

          (r) "Incentive Stock Option" or "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Code
     Section 422 or any successor provision thereto.

          (s) "Limited SAR" means a right granted to a Participant under Section 6(c) hereof.

          (t)" Option" means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock at a specified price during specified time periods.

          (u) "Other Stock Based Awards" means Awards granted to a Participant under Section 6(h) hereof.

          (v) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

          (w) "Performance Award" means a right,  granted to a Participant under
     Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

          (x) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a "group" as defined in Section 13(d) thereof.

          (y) "Preexisting Plans" mean the Young & Rubicam Holdings Inc. Restricted Stock Plan and the Young & Rubicam Holdings Inc. Management Stock Option Plan.

          (z) "Qualified Member" means a member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) and an "outside director" within the meaning of Regulation 1.162-27 under Code
     Section 162(m).

          (aa) "Restricted  Stock" means Stock,  granted to a Participant  under
     Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

          (bb) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

          (cc) "Stock" means the Corporation's Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to
     Section 10(c) hereof.

          (dd) "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c) hereof.

     3.   ADMINISTRATION.

          (a) Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the "Committee" shall be deemed to include references to the "Board". The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

          (b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Corporation, or relating to an Award intended by the Committee to qualify as "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Corporation, its Affiliates, Participants, Beneficiaries, transferees under
     Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Corporation or any Affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Corporation and will not cause Awards intended to qualify as "performance-based compensation" under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

          (c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Corporation or an Affiliate, the Corporation's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Corporation or an Affiliate acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.

     4.   STOCK SUBJECT TO PLAN.

          (a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) 1.275 million, plus (ii) the number of shares of Stock subject to awards under Preexisting Plans that become available in accordance with Section 4(c) hereof after the Effective Date; provided, however, that the total number of shares of Stock with respect to which ISOs may be granted shall not exceed one million. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

          (b) Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award or, in the case of an Award relating to shares of Stock but settleable only in cash (such as cash-only SARs), the number of shares to which such Award relates, exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

          (c) Availability of Shares Not Delivered under Awards. Shares of Stock subject to an Award under the Plan or award under a Preexisting Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant or the participant in such Preexisting Plan will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

     5. ELIGIBILITY; PER-PERSON AWARD LIMITATIONS. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 200,000 shares of Stock, subject to adjustment as provided in Section 10(c), under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), 8(b) and
8(c). In addition, the maximum cash amount that may be earned under the Plan as a final Annual Incentive Award or other cash annual Award in respect of any fiscal year by any one Participant shall be $10 million, and the maximum cash amount that may be earned under the Plan as a final Performance Award or other cash Award in respect of a performance period other than an annual period by any one Participant on an annualized basis shall be $10 million.

     6.   SPECIFIC TERMS OF AWARDS.

          (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must by paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

          (b)  Options.   The  Committee  is  authorized  to  grant  Options  to
     Participants on the following terms and conditions:

               (i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option except as provided under Section 7(a) hereof.

               (ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Corporation or any Affiliate, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

               (iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. Any Award agreement relating to an ISO shall contain all provisions required to be included in order to comply with Code Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code Section 422, unless the Participant has first requested the change that will result in such disqualification.

          (c) Stock Appreciation Rights. The Committee is authorized to grant SAR's to Participants on the following terms and conditions:

               (i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee, provided that such grant price shall not be less than the Fair Market Value of a share of Stock on the date of grant of such SAR except as provided under Section 7(a) hereof.

               (ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

          (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

               (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to
          Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

               (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

               (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Corporation retain physical possession of the certificates, and that the Participant deliver a stock power to the Corporation, endorsed in blank, relating to the Restricted Stock.

               (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

          (e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

               (i) Award and Restrictions. Satisfaction of an Award of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Deferred Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

               (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred

          Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

               (iii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

          (f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

          (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

          (h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Corporation or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Affiliates. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

     7.   CERTAIN PROVISIONS APPLICABLE TO AWARDS.

          (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Corporation, any Affiliate, or any business entity to be acquired by the Corporation or an Affiliate, or any other right of a Participant to receive payment from the Corporation or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Corporation or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price "discounted" by the amount of the cash compensation surrendered).

          (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Code Section 422).

          (c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Corporation or an Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

          (d) Exemptions from Section 16(b) Liability. It is the intent of the Corporation that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt under Rule 16b-3 (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

          (e) Cancellation and Rescission of Awards. Unless the Award agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, or deferred Awards at any time, and the Corporation shall have the additional rights set forth in Section 7(e)(iv) below, if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan including the following conditions:

               (i) A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the Chief Executive Officer of the Corporation or other senior officer designated by the Committee, is or becomes competitive with the Corporation. For Participants whose employment or service has terminated, the judgment of the Chief Executive Officer or other senior officer designated by the Committee shall be based on the
          Participant's position and responsibilities while employed by, or rendering services to, the Corporation, the Participant's post-employment or post-service responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Corporation and the other organization or business, the effect on the Corporation's shareholders and clients of the Participant assuming the post-employment or post-service position and such other considerations as are deemed relevant given the applicable facts and circumstances.

               (ii) A Participant shall not, without prior written authorization from the Corporation, disclose to anyone outside the Corporation, or use in other than the Corporation's business, any confidential information or material relating to the business of the Corporation that is acquired by the Participant either during or after employment or service with the Corporation.

               (iii) A Participant shall disclose promptly and assign to the Corporation all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment or service with the Corporation, relating in any manner to the actual or anticipated business, research or development work of the Corporation and shall do anything reasonably necessary to enable the Corporation to secure a patent where appropriate in the United States and in foreign countries.

               (iv) Upon exercise, settlement, payment or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with the provisions of this
          Section 7(e) prior to, or during the one-year period after, any exercise, payment or delivery pursuant to an Award shall cause such exercise, payment or delivery to be rescinded. The Corporation shall notify the Participant in writing of any such rescission within three years after such exercise, payment or delivery. Within ten days after receiving such a notice from the Corporation, the Participant shall pay to the Corporation the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to an Award. Such payment shall be made either in cash or by returning to the Corporation the number of shares of Stock that the Participant received in connection with the rescinded exercise, payment or delivery.

     8.   PERFORMANCE AND ANNUAL INCENTIVE AWARDS.

          (a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m).

          (b) Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

               (i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

               (ii) Business Criteria. One or more of the following business criteria for the Corporation, on a consolidated basis, and/or for specified Affiliates or business units of the Corporation (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2)
          increase in revenues; (3) cash flow; (4) cash flow return on investment; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin; (8) net income; net income before taxes; operating profits; earnings before interest, taxes and amortization; earnings before interest, taxes, depreciation and amortization; (9) total shareholder return; (10) ratio of staff cost to revenues or gross margin; and (11) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparator companies. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof.

               (iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted in the case of Awards intended to be "performance-based compensation" under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Performance Awards, and the amounts potentially payable thereunder, for that performance period.

               (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Corporation in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

               (v) Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of (A) the Performance Award pool, and the maximum amount of potential Performance Award payable to each Participant in the Performance Award pool, or (B) the amount of potential Performance Award otherwise payable to each Participant. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment or service by the Participant prior to the end of a performance period or settlement of Performance Awards.

          (c) Annual Incentive Awards Granted to Designated Covered Employees. If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as

     "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

               (i) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Corporation in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in
          Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

               (ii) Potential Annual Incentive Awards. Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be "performance-based compensation" under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(I) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

               (iii) Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. Settlement of such Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under Code Section 162(m). The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment or service by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

          (d) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

          (e) Status of Section 8(b) and Section 8(c) Awards under Code Section 162(m). It is the intent of the Corporation that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c),
     (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with Code
     Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

     9.   CHANGE IN CONTROL.

          (a) Effect of "Change in Control." In the event of a "Change in Control," the following provisions shall apply unless otherwise provided in the Award agreement:

               (i) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control;

               (ii) The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in
          Section 10(a) hereof; and

               (iii) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided by the Committee in the Award agreement relating to such Award.

          (b) Definition of "Change in Control." A "Change in Control" shall be deemed to have occurred if:

               (i) any Person (other than the Corporation, any trustee or other fiduciary holding securities under any employee benefit plan of the Corporation, or any company owned, directly or indirectly, by the stockholders of the Corporation immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the common stock of the Corporation immediately prior to the occurrence with respect to which the evaluation is being made) becomes the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation (A) representing 40% or more of the combined voting power of the Corporation's then outstanding securities and (B) for so long as the Management Voting Trust is extant, representing a greater percentage of the combined voting power of the Corporation's then outstanding securities than is represented by the securities of the Corporation then held by the Management Voting Trust; provided, that for purposes of this Section 9(b)(i), all shares of Stock subject to Options granted pursuant to the Plan and stock options granted pursuant to the Young & Rubicam Holdings Inc. Management Stock Option Plan that are then fully vested and immediately exercisable (not including any shares of Stock subject to Options which would become fully vested and immediately exercisable as a result of the Change in Control having occurred) shall be treated as outstanding securities of the Corporation;

               (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board (the "Continuing Directors"), cease for any reason to constitute at least a majority of the Board;

               (iii) the consummation of a merger or consolidation of the Corporation with any other entity, which merger or consolidation would result in either (A) the voting securities of the Corporation outstanding immediately prior to such merger or consolidation failing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) 40% or more of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation or (B) (x) the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) at least 40% but less than 60% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation and (y) as a result of the occurrence of such merger or consolidation, there is an acceleration of the vesting or exercisability of any material amount of, or material percentage of, outstanding stock options or other stock awards granted by the entity with which such merger or consolidation is taking place or any of its affiliates;

               (iv) the stockholders of the Corporation approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Corporation (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of the common stock of the Corporation immediately prior to such sale or disposition) in which case the Board shall determine the effective date of the Change in Control resulting therefrom; or

               (v) any other event occurs which the Board determines, in its discretion, would materially alter the structure of the Corporation or its ownership.

          (c) Tender Offer. For purposes of Section 9(a) hereof, a Change in Control shall be deemed to have occurred immediately prior to the consummation of (A) a tender offer for securities of the Corporation representing more than 50% of the combined voting power of the Corporation's then outstanding securities in which the Schedule 14D-1 filed with the Securities and Exchange Commission with respect to such tender offer does not disclose any intention to follow the consummation of the tender offer with a merger, reorganization, consolidation, share exchange or similar transaction or (B) a tender offer for securities of the Corporation representing any percentage of the combined voting power of the Corporation's then outstanding securities in which the Schedule 14D-1 filed with the Securities and Exchange Commission with respect to such tender offer discloses an intention to follow the consummation of the tender offer with a merger, reorganization, consolidation, share exchange or similar transaction in which the value of the consideration to be offered for such securities is lower than the value of the consideration offered for such securities in the tender offer (as determined by the Board at the time). The Corporation intends by this Section 9(c) to protect Participants from being disadvantaged by being unable to participate in a tender offer with respect to shares of Stock subject to Options and will take reasonably appropriate steps to help Participants avoid being so disadvantaged by establishing procedures to allow Participants to exercise Options the exercisability of which is accelerated pursuant to this Section 9(c) and tender the resulting shares of Stock in the tender offer, including, to the extent feasible in compliance with applicable law, by permitting Participants to exercise Options provisionally upon the consummation of the tender offer and by permitting Participants to pay the exercise price of Options by means of a recourse note to the Corporation with such terms and conditions as the Board may require, including a pledge of the related shares.

     10.  GENERAL PROVISIONS.

          (a) Compliance with Legal and Other Requirements. The Corporation may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Corporation are listed or quoted, or compliance with any other obligation of the Corporation, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The Corporation shall not be required to issue or deliver any certificates evidencing shares of Stock in connection with an Award (i) unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded, and (ii) if the effect of such issuance or delivery would be to require the Corporation to register any class of any securities of the Corporation under the Exchange Act. The Corporation shall in no event be obligated to register such shares of Stock or to take any other action in order to comply with any such law, regulation or requirement with respect to the issuance and delivery of such certificates. The foregoing notwithstanding, in connection with a Change in Control, the Corporation shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

          (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Corporation or an Affiliate), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

          (c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Corporation, any Affiliate or any business unit, or the financial statements of the Corporation or any Affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Corporation, any Affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

          (d) Taxes. The Corporation and any Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Corporation and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

          (e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Corporation's shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding the foregoing, the Committee may terminate any Award theretofore granted and any Award agreement relating thereto in whole or in part provided that upon any such termination the Corporation in full consideration of the termination of (i) any Option outstanding under the Plan (whether or not exercisable) or portion thereof pays to such Participant an amount in cash for each share of Stock subject to such Option or portion thereof being terminated equal to the excess, if any, of (a) the value at which a share of Stock received pursuant to the exercise of such Option would have been valued by the Corporation at that time for purposes of determining applicable withholding taxes or other similar charges, over (b) the sum of
     (I) the exercise price per share of such Option and (II) applicable withholding taxes and other similar charges, or, if the Committee permits and the Participant elects, accelerates the exercisability of such Participant's Option or portion thereof (if necessary) and allows such Participant 30 days to exercise such Option or portion thereof before the termination of such Option or portion thereof, or (ii) any Award other than an Option outstanding under the Plan or portion thereof pays to such Participant an amount in Stock or cash (as determined by the Committee in its sole discretion) equal to the value of such Award or portion thereof being terminated as of the date of termination (assuming the acceleration of the exercisability of such Award or portion thereof, the lapsing of any restrictions on such Award or portion thereof or the expiration of any deferral or vesting period of such Award or portion thereof) as determined by the Committee in its sole discretion. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

          (f) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Corporation or an Affiliate,
     (ii) interfering in any way with the right of the Corporation or an Affiliate to terminate any Eligible Person's or Participant's employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Corporation unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

          (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Corporation's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

          (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

          (i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

          (j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the Delaware General Corporation Law, without giving effect to principles of conflicts of laws, and applicable federal law.

          (k) Awards under Preexisting Plans. Upon approval of the Plan by shareholders of the Corporation as required under Section 10(l) hereof, no further awards shall be granted under the Preexisting Plans. Notwithstanding the foregoing, on or prior to March 31, 1998, restricted stock awards may be granted under the Young & Rubicam Holdings Inc. Restricted Stock Plan, and any such outstanding or future restricted stock awards granted on or prior to March 31, 1998, shall be governed by the terms and provisions of the Young & Rubicam Holdings Inc. Restricted Stock Plan as in effect prior to December 16, 1997.

          (l) Plan Effective Date and Shareholder Approval. The Plan has been adopted by the Board effective December 16, 1997, subject to approval by the shareholders of the Corporation.

                              YOUNG & RUBICAM INC.

                 AMENDMENT TO 1997 INCENTIVE COMPENSATION PLAN

     1. Amendment. The Young & Rubicam Inc. 1997 Incentive Compensation Plan is hereby amended by deleting the definition of "Eligible Person" and replacing it with the following:

          " (n) "Eligible Person" means each Executive Officer and other officers and employees of the Corporation or of any Affiliate, including such persons who have accepted offers of employment from the Corporation or any Affiliate, such persons who may also be directors of the Corporation, and each other person who provides services to the Corporation and/or its Affiliates. An employee on leave of absence may be considered as still in the employ of the Corporation or an Affiliate for purposes of eligibility for participation in the Plan."

                              YOUNG & RUBICAM INC.
                               285 MADISON AVENUE
                            NEW YORK, NEW YORK 10017

                                     PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3 IF NO INSTUCTIONS TO THE CONTRARY ARE INDICATED.

The undersigned hereby appoints STEPHANIE W. ABRAMSON and MICHAEL J. DOLAN, jointly and severally, proxies, with the power of substitution and with the authority in each to act in the absence of the other, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Sheraton Hotel & Towers, Executive Conference Center, 811 Seventh Avenue New York, New York, on Friday, May 14, 1999 at 10:00 A.M. New York time, and at any postponements or adjournments thereof, on all matters to properly come before the meeting, and particularly to vote as hereinafter indicated. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 9, 1999.

(Continued and to be dated and signed on the reverse side.)


                                       YOUNG & RUBICAM INC.
                                       P.O. BOX 11252
                                       NEW YORK, NEW YORK 10203-0252
--------------------------------------------------------------------------------


1. THE ELECTION OF THREE CLASS I        FOR ALL NOMINEES              WITHHOLD AUTHORITY TO VOTE                   *EXCEPTIONS
   DIRECTORS                            LISTED BELOW        [ ]       FOR ALL NOMINEES LISTED BELOW      [ ]                     [ ]


NOMINEES: F. WARREN HELLMAN, ALAN D. SCHWARTZ AND EDWARD H. VICK, EACH FOR A THREE YEAR TERM
(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN
THE SPACE PROVIDED BELOW.)
*EXCEPTIONS
          --------------------------------------------------------------------------------------------------------------------------

2. RATIFICATION AND APPROVAL OF THE 1997 INCENTIVE COMPENSATION       3. CONFIRMATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS
   PLAN.                                                                 LLP AS INDEPENDENT AUDITORS.

   FOR  [ ]       AGAINST  [ ]        ABSTAIN  [ ]                       FOR  [ ]       AGAINST  [ ]        ABSTAIN  [ ]


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE ABOVE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH
TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS'  RECOMMENDATIONS.  HOWEVER,  THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU
SIGN, DATE, AND RETURN THIS CARD.


                                                                      CHANGE OF ADDRESS AND/OR COMMENTS MARK HERE [ ]

                                                                      PLEASE SIGN EXACTLY AS YOUR NAME  APPEARS.  IF STOCK IS HELD
                                                                      IN THE NAME OF JOINT  HOLDERS,  EACH  SHOULD  SIGN. IF YOU ARE
                                                                      SIGNING AS A TRUSTEE, EXECUTOR, ETC., PLEASE SO INDICATE.

                                                                      DATED:_________________________________________________, 1999

                                                                      ____________________________________________________________
                                                                                               SIGNATURE
                                                                      ____________________________________________________________
                                                                                       SIGNATURE IF HELD JOINTLY

                                                                      VOTES MUST BE INDICATED
                                                                      (X) IN BLACK OR BLUE INK.

PLEASE MARK, SIGN, DATE AND MAIL THIS CARD PROMPTLY IN THE POSTAGE PREPAID RETURN ENVELOPE PROVIDED.